SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of [              ], 2008, is made and entered into by and among Perella Weinberg Partners Acquisition LP, a Delaware limited partnership, and BNYH BPW Holdings LLC, a Delaware limited liability company (the “Sellers”), and the parties identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”).

WHEREAS, pursuant to that certain initial unit subscription agreement, effective as of October 31, 2007, by and between BPW Acquisition Corp. (the “Company”) and the Sellers, the Sellers purchased an aggregate of 10,781,250 units (the “Founders’ Units”), each consisting of one share (the “Founders’ Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (the “Founders’ Warrants”) exercisable for one share of Common Stock (the “Underlying Founders’ Shares” and collectively with the Founders’ Units, the Founders’ Shares and the Founders’ Warrants, the “Founders’ Securities”).

WHEREAS, pursuant to that certain sponsors’ warrant subscription agreement, effective as of November 14, 2007, by and between the Company and the Sellers, the Sellers purchased an aggregate of 7,000,000 sponsors’ warrants of the Company (the “Sponsors’ Warrants”), each exercisable for one share of Common Stock (the “Underlying Sponsors’ Shares” and together with the Sponsors’ Warrants, the “Sponsors’ Securities”).

WHEREAS, pursuant to that certain securities assignment agreement, effective as of even date herewith, by and between the Sellers and the Buyers, the Sellers sold an aggregate of 150,000 Founders’ Units at cost to the Buyers.

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Sellers wish to sell an aggregate of 227,001 Founders’ Units at cost to the Buyers and the Buyers wish to purchase such Founders’ Units from the Sellers.

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Sellers wish to commit to sell an aggregate of 149,466 Sponsors’ Warrants to the Buyers and the Buyers wish to commit to purchase such Sponsors’ Warrants from the Sellers.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1 Purchase of Founders’ Units. Sellers hereby sell an aggregate of 227,001 Founders’ Units to the Buyers, with each Buyer receiving 75,667 Founders’ Units. The Buyers have each paid to the Sellers an aggregate amount of One Hundred Seventy-Seven Dollars and Ninety Four Cents ($177.94) (the “Founders’ Units’ Purchase Price”), in consideration of the purchase of the Founders’ Units by such Buyer. Within a reasonable time after the date hereof, (i) the Sellers shall deliver to the Company for cancellation the certificates representing the Founders’ Units held by the Sellers sold to the Buyers hereunder, (ii) the Company shall re-issue to the Sellers certificates representing the Founders’ Units held by the Sellers after giving effect to the sale of the Founders’ Units to the Buyers hereunder and (iii) the Company shall issue and deliver to the Buyers certificates representing the Founders’ Units purchased by the Buyers hereunder. The Buyers acknowledge that the Founders’ Warrants included in the Founders’ Units purchased by the Buyers hereunder have the terms set forth in a warrant agreement to be entered into by and between the Company and Mellon Bank, N.A., as warrant agent, in substantially the form attached hereto as Exhibit A, (the “Warrant Agreement”).

Section 2 Purchase of Sponsors’ Warrants. Sellers and Buyers agree that, immediately following, and subject to the consummation of, the proposed initial public offering of the Company (the “Sponsors’ Warrants’ Purchase Date”), the Sellers shall issue and sell to the Buyers, and the Buyers, severally and not jointly, agree to purchase an aggregate of 149,466 Sponsors’ Warrants from the Sellers, with each Buyer receiving 49,822 Sponsors’ Warrants. The Buyers each agree to pay to the Sellers on the Sponsors’ Warrants’ Purchase Date an aggregate amount of Forty-Nine Thousand Eight Hundred Twenty-Two Dollars and Six Cents ($49,822.06) (the “Sponsors’ Warrants’ Purchase Price”), in consideration of the purchase of the Sponsors’ Warrants by such Buyer. Within a reasonable time after the Sponsors’ Warrants’ Purchase Date, (i) the Sellers shall deliver to the Company for cancellation the certificates representing the Sponsors’ Warrants held by the Sellers to be sold to the Buyers as contemplated hereunder, (ii) the Company shall re-issue to the Sellers certificates representing the Sponsors’ Warrants held by the Sellers after giving effect to the sale of the Sponsors’ Warrants to the Buyers as contemplated hereunder and (iii) the Company shall issue and deliver to the Buyers certificates representing the Sponsors’ Warrants to be purchased by the Buyers as contemplated hereunder. The Buyers acknowledge that the Sponsors’ Warrants to be purchased by the Buyers have the terms set forth in the Warrant Agreement.

Section 3 No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such, nor the consummation or performance by such party of any of transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 4 Forfeiture and Adjustment of Units. If the underwriters (the “Underwriters”) in the Company’s initial public offering (the “IPO”) do not exercise in full their over-allotment option to be granted by the Company pursuant to an underwriting agreement by and among the Underwriters and the Company, then each Buyer agrees that it shall forfeit Founders’ Units purchased hereunder to the Company in such proportion as the Founders’ Units purchased hereunder bear to the total outstanding Founders’ Units necessary to ensure that the aggregate amount of Founders’ Shares held by the Sellers, the Buyers and their respective Permitted Transferees (as defined in the Warrant Agreement) does not exceed 20% ownership interest of the Company’s issued and outstanding shares of Common Stock after giving effect to the IPO and any such exercise. Each Buyer acknowledges that the Company will not make any cash payment to such Buyer in respect of any such forfeiture. Each Buyer further acknowledges that if the number of units offered to the public in the IPO is increased or decreased, the Founders’ Units (including the Founders’ Units subject to forfeiture) purchased by such Buyer hereunder will be adjusted in the same proportion as the increase or decrease of the units offered to the public in the IPO in order to ensure that the aggregate amount of Founders’ Shares held by the Sellers, the Buyers and their respective Permitted Transferees does not exceed 20% ownership interest of the Company’s issued and outstanding shares of Common Stock after giving effect to the IPO, any exercise of the

Underwriters’ over-allotment option, and any such increase or decrease. Each Buyer agrees to take any and all action reasonably requested by the Company necessary to effect any adjustment pursuant to this Section 4; provided that each Buyer acknowledges that the Company will not make or receive any cash payment to or from such Buyer in respect of any such adjustment. Each Buyer acknowledges and agrees that these Founders’ Securities and Sponsors’ Warrants, and any additional Founders’ Securities and Sponsors’ Warrants they may hold, shall (a) be subject to the applicable transfer restrictions, registration rights, voting, waiver of liquidation rights, forfeiture and adjustment provisions set forth in the Warrant Agreement, this Agreement and a letter agreement to be entered into by and between the Company and each Buyer in connection with the closing of the IPO in substantially the form attached hereto as Exhibit B, and (b) bear the legends set forth in Section 5 below.

Section 5 Restrictive Legends. All certificates representing the Founders’ Securities and the Sponsors’ Warrants purchased by the Buyers hereunder shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE ASSIGNED, HYPOTHECATED, DONATED, ENCUMBERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THAT CERTAIN SECURITIES ASSIGNMENT AGREEMENT DATED AS OF ________, 2008, THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED AS OF ________, 2008 AND THAT CERTAIN WARRANT AGREEMENT DATED AS OF ________, 2008, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.”

(c) Any legend required by appropriate blue sky officials.

Section 6 Investment Representations. Each Buyer represents, warrants, acknowledges and agrees, with respect to himself only, as follows:

(a) Such Buyer has been furnished with all materials relating to the Company’s business affairs and financial condition and the terms and conditions of the Founders’ Securities and the Sponsors’ Securities that have been requested by such Buyer and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Founders’ Units and the Sponsors’ Securities. Such Buyer has been afforded the opportunity to ask questions and receive answers relating to the Company’s business affairs and financial condition and the terms and conditions of the Founders’ Securities and the Sponsors’ Securities. Such Buyer understands that its investment in the Founders’ Securities and the Sponsors’ Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as such Buyer has considered necessary to make an informed investment decision with respect to such Buyer’s acquisition of the Founders’ Securities and the Sponsors’ Securities.

Such Buyer has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Founders’ Securities and the Sponsors’ Securities, and is able to bear the economic risk of an investment in the Founders’ Securities and the Sponsors’ Securities in the amount contemplated hereunder. Such Buyer has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Founders’ Securities and the Sponsors’ Securities. Such Buyer can afford a complete loss of its investment in the Founders’ Securities and the Sponsors’ Securities. Such Buyer is purchasing the Founders’ Securities and the Sponsors’ Securities for investment for such Buyer’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Such Buyer understands that the Company is a blank check development stage company recently formed for the purpose of consummating an initial business combination (a “Business Combination”) and understands that there is no assurance as to the future performance of the Company and that the Company may never effectuate a Business Combination.

(b) Such Buyer understands that neither the Founders’ Securities nor the Sponsors’ Securities have been registered under the Act or any state securities law by reason of a specific exemption therefrom, and that the Sellers are relying on the truth and accuracy of, and such Buyer’s compliance with, the representations and warranties and agreements of such Buyer set forth herein to determine the availability of such exemptions and the eligibility of such Buyer to acquire such Founders’ Securities and the Sponsors’ Securities, including, but not limited to, the bona fide nature of such Buyer’s investment intent as expressed herein.

(c) Such Buyer further acknowledges and understands that the Founders’ Securities and the Sponsors’ Securities may not be transferred under any circumstances unless the Founders’ Securities and/or the Sponsors’ Securities are subsequently registered under the Act or an exemption from such registration is available. Each Buyer understands that the certificates evidencing the Founders’ Securities and the Sponsors’ Securities will be imprinted with a legend which prohibits the transfer of the Founders’ Securities and/or the Sponsors’ Securities unless the Founders’ Securities and/or the Sponsors’ Securities are registered or such registration is not required in the opinion of counsel for the Company.

(d) Such Buyer is familiar with the provisions of Rule 144 under the Act, as in effect from time to time (“Rule 144”), which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Unless the Company registers the Founders’ Securities and/or the Sponsors’ Securities under the Act, the Founders’ Securities and/or the Sponsors’ Securities may be resold by such Buyer only in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after such Buyer has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(e) Such Buyer further understands that at the time such Buyer wishes to sell the Founders’ Securities and/or the Sponsors’ Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, such Buyer would be precluded from selling the Founders’ Securities and/or the Sponsors’ Securities under Rule 144 even if the minimum holding period requirement had been satisfied. Notwithstanding Sections 7(d) and (e) hereof, such Buyer understands that it may be considered a promoter of the Company and understands that historically the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a Business Combination, would be deemed to be “underwriters” under the Act when reselling the securities of the blank check company and therefore Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144. Each Buyer further understands that the SEC has amended Rule 144 effective February 15, 2008 to, among other things, codify such position and to provide an exception to such prohibition on the use of Rule 144 for those resale transactions if certain conditions under the amended Rule 144 are met.

(f) Such Buyer represents that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the SEC under the Act.

(g) Such Buyer did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Act.

(h) Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Founders’ Securities and/or the Sponsors’ Securities or the fairness or suitability of the investment in the Founders’ Securities and/or the Sponsors’ Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Founders’ Securities and/or the Sponsors’ Securities.

Section 7 Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. This Agreement shall inure to the benefit of and be binding upon the successors and, subject to the restrictions on transfer herein set forth, the permitted assigns of the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PERELLA WEINBERG PARTNERS ACQUISITION LP
By:	PWP ACQUISITION GP LLC, its general partner
By:
Name: Joseph R. Perella
Title: Authorized Signatory

BNYH BPW HOLDINGS LLC
By:
Name: Michael E. Martin
Title: Authorized Signatory

Roger W. Einiger

J. Richard Fredericks

Wolfgang Schoellkopf

Exhibit A

FORM OF WARRANT AGREEMENT

Exhibit B

FORM OF LETTER AGREEMENT